Espey Announces 1st Quarter Dividend

Saratoga Springs, NY; September 14, 2015 - The Board of Directors of Espey Mfg. & Electronics Corp. (NYSE MKT: ESP) has declared a regular quarterly dividend of $0.25 per share for the first quarter of fiscal year ending June 30, 2016. The dividend will be payable on October 1, 2015, to all shareholders of record on September 24, 2015.

Espey's primary business is the development, design, and production of standard and specialized military and industrial power electronics, power supplies, transformers, and contract manufacturing.  The Company's web site can be found on the Internet at www.espey.com.

For further information, contact Mr. David O'Neil or Mr. Patrick Enright at (518) 245-4400.

Certain statements in this press release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's current expectations or beliefs concerning future events. The matters covered by these statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

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